SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2019

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Wilcrest Drive, 3rd Floor
Houston, Texas 77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

www.AngioSoma.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On October 25, 2019, AngioSoma, Inc. (‘The Company’, ‘We’, ‘Our’) held its 2019 Annual Shareholder Meeting at 9:00 A.M. CDT in the corporate office (the “Meeting”) and today announces the results of the Meeting as follows:

Alex Blankenship was reelected as the sole director to serve until the next annual meeting or until her successor is elected and qualified.

The chairman made the following statement that was adopted by the majority shareholder and made a part of the 2019 Annual Shareholder Meeting:

I’ve heard rumors that some people believe Brent Atwood, a permanently barred securities broker and unregistered investment advisor will become affiliated with the Corporation in some capacity other than shareholder. All shareholders and the public generally are strongly advised that management and the holder of majority shareholder vote have no intention of permitting Atwood to have any position with the Corporation. In addition to being barred for life as a broker and being an unregistered investment advisor, we are informed the Securities and Exchange Commission enforcement division has opened a file on Atwood for insider trading in the Corporation’s stock.

         M&K CPAS PLLC was confirmed as the Company’s auditor and there was no discussion or vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: October 28, 2019	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO